Exhibit 99.1

Schedule of Reclassified Segment Data
Supplemental Financial Information
Non-U.S. GAAP Operating Income (Loss)
(In millions)
(Unaudited)

		Fiscal 2019
		First Quarter			Second Quarter
		As Reported	Adjustment	As Recast	As Reported	Adjustment	As Recast
	Income from operations:
	MK Retail	$93	$(93)	$—	$67	$(67)	$—
	MK Wholesale	$97	$(97)	$—	$131	$(131)	$—
	MK Licensing	$9	$(9)	$—	$10	$(10)	$—

	Michael Kors	$199	$31	$230	$208	$40	$248
	Jimmy Choo	16	6	22	(18)	9	(9)
	Versace	—	—	—	—	—	—
	Total segment income from operations	215	37	252	190	49	239
Less:	Corporate expenses	—	(22)	(22)	—	(23)	(23)
	Restructuring and other charges	—	(11)	(11)	—	(19)	(19)
	Impairment of long-lived assets	—	(4)	(4)	—	(7)	(7)
	Total income from operations	$215	$—	$215	$190	$—	$190

		Fiscal 2019
		Third Quarter			Fourth Quarter	Full Year
		As Reported	Adjustment	As Recast	As Reported	As Reported
	Income from operations:
	MK Retail	$150	$(150)	$—
	MK Wholesale	$109	$(109)	$—
	MK Licensing	$26	$(26)	$—

	Michael Kors	$285	$35	$320	$166	$964
	Jimmy Choo	5	10	15	(8)	20
	Versace	—	—	—	(11)	(11)
	Total segment income from operations	290	45	335	147	973
Less:	Corporate expenses	—	(20)	(20)	(28)	(93)
	Restructuring and other charges	—	(19)	(19)	(75)	(124)
	Impairment of long-lived assets	—	(6)	(6)	(4)	(21)
	Total income from operations	$290	$—	$290	$40	$735

Schedule of Reclassified Segment Data
Supplemental Financial Information
Non-U.S. GAAP Operating Income (Loss)
(In millions)
(Unaudited)

		Fiscal 2018
		First Quarter			Second Quarter
		As Reported	Adjustment	As Recast	As Reported	Adjustment	As Recast
Income from operations:
	MK Retail	$92	$(92)	$—	$69	$(69)	$—
	MK Wholesale	$43	$(43)	$—	$120	$(120)	$—
	MK Licensing	$14	$(14)	$—	$10	$(10)	$—

Michael Kors		$149	$24	$173	$199	$57	$256
Jimmy Choo		—	—	—	—	—	—
Total segment income from operations		149	24	173	199	57	256
Less:	Corporate expenses	—	(23)	(23)	—	(19)	(19)
	Restructuring and other charges	—	(1)	(1)	—	(22)	(22)
	Impairment of long-lived assets	—	—	—	—	(16)	(16)
Total income from operations		$149	$—	$149	$199	$—	$199

		Fiscal 2018
		Third Quarter			Fourth Quarter
		As Reported	Adjustment	As Recast	As Reported	Adjustment	As Recast
Income from operations:
	MK Retail	$180	$(180)	$—	$(7)	$7	$—
	MK Wholesale	$101	$(101)	$—	$110	$(110)	$—
	MK Licensing	$27	$(27)	$—	$7	$(7)	$—

Michael Kors		$308	$43	$351	$110	$85	$195
Jimmy Choo		6	8	14	(23)	5	(18)
Total segment income from operations		314	51	365	87	90	177
Less:	Corporate expenses	—	(20)	(20)	—	(25)	(25)
	Restructuring and other charges	—	(28)	(28)	—	(51)	(51)
	Impairment of long-lived assets	—	(3)	(3)	—	(14)	(14)
Total income from operations		$314	$—	$314	$87	$—	$87